Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Melco PBL Entertainment (Macau) Limited on Form F-1 (No. 333-139088) of our report dated July 21, 2006 (November 14, 2006 as to Note 18 and December 1, 2006 as to Note 19) relating to the consolidated financial statements of Melco PBL Entertainment (Macau) Limited, incorporated by reference in this Registration Statement. We also consent to the reference made to us under the heading “Experts” in this Registration Statement.

/s/

Deloitte Touche Tohmatsu

Hong Kong

December 18, 2006